                                          Registration No.___ -____________
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                           FIRSTBANK CORPORATION
          (Exact Name of Registrant as Specified in its Charter)
                            __________________
                    MICHIGAN                          38-2022454
         (State or Other Jurisdiction of           (I.R.S. Employer
         Incorporation or Organization)          Identification Number)

      311 WOODWORTH AVENUE, ALMA, MICHIGAN               48801
    (Address of Principal Executive Offices)          (Zip Code)

                           FIRSTBANK CORPORATION
              STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997
                         (Full Title of the Plan)

            MARY D. DECI          Copies to:         GORDON R. LEWIS
     VICE PRESIDENT, SECRETARY,                 WARNER NORCROSS & JUDD LLP
            AND TREASURER                        900 OLD KENT BUILDING
        FIRSTBANK CORPORATION                    111 LYON STREET, N.W.
        311 WOODWORTH AVENUE                GRAND RAPIDS, MICHIGAN 49503-2487
        ALMA, MICHIGAN 48801

                  (Name and Address of Agent for Service)

                              (517) 463-3131
       (Telephone Number, Including Area Code, of Agent for Service)

                      CALCULATION OF REGISTRATION FEE
       TITLE OF                                PROPOSED             PROPOSED
   SECURITIES TO BE       AMOUNT TO BE         MAXIMUM              MAXIMUM              AMOUNT OF
      REGISTERED          REGISTERED        OFFERING PRICE         AGGREGATE          REGISTRATION FEE
                                            PER SHARE <F3>     OFFERING PRICE <F3>
     Common Stock    210,000 shares <F1>      $34.75<F2>           $7,297,500            $2,152.76




<F1> Plus an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments. The stated amount reflects a five percent stock dividend and a two-for-one stock split distributed to shareholders on November 24, 1997 and April 8, 1998, respectively.

<F2> Estimated solely for the purpose of calculating the registration fee.

<F3> On May 28, 1998, the average of the bid and asked prices of the Common
     Stock of Firstbank Corporation was $34.75 per share. The registration fee is computed in accordance with Rule 457(h) and (c).

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                                 PART II.

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

          (a) The Registrant's annual report on Form 10-K for the year ended December 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997 including, without limitation, the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1998.

          (c) The description of the Registrant's common stock, which is contained in the Registrant's registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant (also referred to as "Firstbank") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Firstbank is obligated under its Articles of Incorporation and Bylaws to indemnify a present or former director or executive officer of the Firstbank, and may indemnify any other person, to the fullest extent

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now or hereafter permitted by the Michigan Business Corporation Act (the
"MBCA") in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of their past or future service to the Firstbank or a subsidiary, or to another organization at the request of the Firstbank or a subsidiary.

          Sections 561 through 571 of the MBCA contain provisions governing the indemnification of directors and officers by Michigan corporations. That statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Indemnification of expenses (including attorneys' fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that any such person has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, he or she shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

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          Firstbank has entered into indemnity agreements with directors.
The agreements provide that Firstbank will indemnify the director, subject to certain limitations, for costs, including the satisfaction of a judgment, fine or penalty incurred in, or any amount paid in settlement of, any proceeding, including a proceeding brought by or in the name of the corporation, if such expenses and costs are indemnifiable under the MBCA.

          The MBCA permits Firstbank to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with Firstbank, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Firstbank maintains such insurance on behalf of its directors and officers.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.     EXHIBITS.

          The following exhibits have been filed as part of this registration statement:

EXHIBIT
NUMBER         DOCUMENT

 4(a) Firstbank's Articles of Incorporation, previously filed as an Exhibit to the Registrant's Registration Statement on Form S-2 (Registration No. 33-68432) filed on September 3, 1993, are incorporated herein by reference.

 4(b) Firstbank's Bylaws, previously filed as an Exhibit to the Registrant's Registration Statement on Form S-2
               (Registration No. 33-47356) filed on September 3, 1993, are incorporated herein by reference.

 4(c) The Firstbank Corporation Stock Option and Restricted Stock Plan of 1997, previously filed as Appendix A to Firstbank's Definitive Proxy Statement filed with respect to its annual meeting of shareholders to be held on April 27, 1997, is incorporated by reference herein.

 5             Opinion Regarding Legality of Securities Offered.

23(a) Consent of Warner Norcross & Judd LLP--Included in Exhibit 5 and incorporated herein by reference.

EXHIBIT
NUMBER         DOCUMENT

23(b)          Consent of Crowe, Chizek & Company LLP.

24             Powers of Attorney.


ITEM 9.     UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

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               (3)  To remove from registration by means of a post-
          effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alma, State of Michigan, on this 27th day of May, 1998.


                             FIRSTBANK CORPORATION


                             By /S/ MARY D. DECI
                                Mary D. Deci
                                Vice President, Secretary, and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    SIGNATURE                        TITLE                        DATE


/S/ JOHN MCCORMACK*          President, Chief Executive        May 27, 1998
John McCormack               Officer, and Director
                             (Principal Executive Officer)


/S/ MARY D. DECI             Vice President, Secretary and     May 27, 1998
Mary D. Deci                 Treasurer (Principal financial
                             and accounting officer)


/S/ DUANE A. CARR*           Director                          May 27, 1998
Duane A. Carr


/S/ WILLIAM E. GOGGIN*       Director                          May 27, 1998
William E. Goggin


/S/ EDWARD B. GRANT*         Director                          May 27, 1998
Edward B. Grant

/S/ CHARLES W. JENNINGS*     Director                          May 27, 1998
Charles W. Jennings


/S/ PHILLIP G. PEASLEY*      Director                          May 27, 1998
Phillip G. Peasley


/S/ DAVID D. ROSLUND*        Director                          May 27, 1998
David D. Roslund


/S/ MARY D. DECI             *Attorney in Fact                 May 27, 1998
Mary D. Deci

                               EXHIBIT INDEX


EXHIBIT                                                               PAGE
NUMBER    DOCUMENT                                                   NUMBER


4(a)      Firstbank's Articles of Incorporation, previously filed      *
          as an Exhibit to the Registrant's Registration Statement on Form S-2 (Registration No. 33-68432) filed on
          September 3, 1993, are incorporated herein by reference.

4(b)      Firstbank's Bylaws, previously filed as an Exhibit to        *
          the Registrant's Registration Statement on Form S-2
          (Registration No. 33-47356) filed on September 3, 1993, are incorporated herein by reference.

4(c)      The Firstbank Corporation Stock Option and Restricted        *
          Stock Plan of 1997, previously filed as Appendix A to Firstbank's Definitive Proxy Statement filed with respect to its annual meeting of shareholders to be held on April 27, 1997, is incorporated by reference herein.

5         Opinion Regarding Legality of Securities Offered.            10

23(a)     Consent of Warner Norcross & Judd LLP--Included in           10
          Exhibit 5 and incorporated herein by reference.

23(b)     Consent of Crowe, Chizek & Company LLP.                      11

24        Powers of Attorney.                                          12

*         Previously filed